Exhibit 10.41

Loan No. ML 0743

SECOND AGREEMENT REGARDING AMENDMENTS TO LOAN DOCUMENTS AND CONSENT

This SECOND AGREEMENT REGARDING AMENDMENTS TO LOAN DOCUMENTS AND CONSENT (this "Amendment Agreement"), dated as of December 22, 2009, is between SHENANDOAH TELECOMMUNICATIONS COMPANY (the "Borrower") and COBANK, ACB ("CoBank")

RECITALS

WHEREAS, the Borrower and CoBank are parties to that certain Second Amended and Restated Master Loan Agreement, dated as of November 30, 2004 (as amended by that certain letter agreement, dated as of October 26, 2007, that certain Agreement Regarding Amendments and Consents Regarding Loan Documents, dated as of October 22, 2008 (the "First Amendment Agreement"), and as further amended, modified, supplemented, extended or restated from time to time, the "MLA"), as supplemented by that certain Term Supplement to the Master Loan Agreement, dated as of June 22, 2001, providing for a loan in the amount of $45,965,689.85 (as amended by that certain First Amendment to Term Supplement, dated as of September 1, 2001, that certain Second Amendment to Term Supplement, dated as of November 30, 2007, the First Amendment Agreement and as further amended, modified, supplemented, extended or restated from time to time, the "Term Supplement"), that certain Third Supplement to the Master Loan Agreement, dated as of November 30, 2004, providing for a reducing revolving loan of up to $15,000,000.00 (as amended by that certain letter agreement, dated as of July 1, 2007, the Amendment Agreement and as further amended, modified, supplemented, extended or restated from time to time, the "Third Supplement") and that certain Fourth Supplement to the Master Loan Agreement, dated as of October 22, 2008, providing for a delayed draw term loan in the amount of $52,000,000 (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Fourth Supplement"; the MLA, as supplemented by the Term Supplement, the Third Supplement and the Fourth Supplement, collectively, the "Loan Agreement");

WHEREAS, as security for the Borrower's obligations under the Loan Agreement, the Borrower executed and delivered that certain Second Amended and Restated Pledge Agreement, dated as of November 30, 2004 (as amended by the First Amendment Agreement and as further amended, modified, supplemented, extended or restated from time to time, the "Pledge Agreement"), pursuant to which the Borrower granted to CoBank a security interest in and lien on the property described therein; and

WHEREAS, the Borrower and CoBank have agreed to certain amendments to the Loan Agreement and Pledge Agreement, as set forth herein.

Second Agreement Regarding Amendments to Loan Documents and Consent/
Shenandoah Telecommunications Company

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Amendment Agreement, the Borrower and CoBank each hereby agree as follows:

SECTION 1. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

SECTION 2. Subsection 6(K) of the MLA is hereby amended by inserting "including, without limitation, the Pledge Agreement entered into by Shenandoah Cable Television Company" before the parenthetical defining "Other Pledge Agreements."

SECTION 3. Subsection 7(M) of the MLA is hereby amended by amending and restating such Subsection to read in its entirety as follows:

Capital. Acquire equity in CoBank in such amounts and at such times as CoBank may from time to time require in accordance with its Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of equity that the Borrower may be required to purchase in connection with a Loan may not exceed the maximum amount permitted by the Bylaws at the time the Supplement relating to such Loan is entered into or such Loan is renewed or refinanced by CoBank. The rights and obligations of the parties with respect to such equity and any patronage or other distributions made by CoBank shall be governed by CoBank's Bylaws and Capital Plan (as each may be amended from time to time).

SECTION 4. Schedule 6(N) of the MLA is hereby amended by replacing such Schedule 6(N) with the Schedule 6(N) attached hereto as Exhibit A.

SECTION 5. Each of Section 7 of the Term Supplement, Section 9 of the Third Supplement and Section 9 of the Fourth Supplement is hereby amended by amending and restating such Section to read in its entirety as follows:

The Loan is secured by (i) the Second Amended and Restated Pledge Agreement, dated as of November 30, 2004, between the Borrower and CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Borrower Pledge Agreement") and (ii) the Pledge Agreement, dated as of December 22, 2009, between Shenandoah Cable Television Company and CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Shenandoah Cable Pledge Agreement"; and together with the Borrower Pledge Agreement, the "Pledge Agreement"), pursuant to which each of the Borrower and Shenandoah Cable Television Company has granted CoBank a first-priority lien and security interest in all of its now owned or hereafter acquired capital stock or other voting securities in the Pledged Subsidiaries (as defined in the Pledge Agreement).

Second Agreement Regarding Amendments to Loan Documents and Consent/
Shenandoah Telecommunications Company

SECTION 6. Section 1 of the Fourth Supplement is hereby amended by extending the Termination Date from "December 31, 2009" to "December 31, 2010."

SECTION 7. Subsection 6(B) of the Fourth Supplement is hereby amended by amending and restating such Subsection to read in its entirety as follows:

       (B)      Scheduled Repayments. Commencing on March 31, 2011, and on each June 30, September 30, December 31, and March 31 occurring thereafter (each such date, a "Payment Date") through December 31, 2015 (the "Maturity Date"), the outstanding principal balance of the Loan as of the Termination Date shall be repaid in 20 equal installments on each such Payment Date (any such repayments will be cumulative and will be in addition to any other repayments pursuant to the MLA or this Fourth Supplement). If any Payment Date is not a Business Day, then the installment then due shall be paid not later than the next Business Day and shall continue to accrue interest until paid.

SECTION 8. Subsection 2(a) of the Pledge Agreement is hereby amended by amending and restating such Subsection to read in its entirety as follows:

(a) all capital stock of Shenandoah Telephone Company, Shenandoah Cable Television Company, ShenTel Service Company, Shenandoah Personal Communications Company, Shenandoah Wireless Company (formerly known as Shenandoah Valley Leasing Company), Shenandoah Mobile Company, Shenandoah Long Distance Company, ShenTel Communications Company, Shenandoah Network Company, ShenTel Converged Services of West Virginia, Inc., Shentel Converged Services, Inc. and Shentel Management Company now owned or hereafter acquired by the Pledgor, and any other corporation of which the Pledgor now owns or hereafter acquires fifty percent (50%) or more of the issued and outstanding capital stock (all such corporations, collectively, the "Pledged Subsidiaries") and

SECTION 9. Schedule 1 to the Pledge Agreement is hereby amended and restated in its entirety by replacing such Schedule 1 with the Schedule 1 attached hereto as Exhibit B.

SECTION 10. Pursuant to Subsection 8(A)(4) of the MLA, the Borrower has, subject to certain exceptions, covenanted not to sell, transfer, lease, enter into any contract for the sale, transfer or lease of, or otherwise dispose of, any of its operating assets. Pursuant to Subsection 4(c) of the Pledge Agreement, the Borrower has covenanted not to consent to or approve of any merger, consolidation, reorganization or any sale or lease of substantially all the assets of any of the Pledged Subsidiaries. The Borrower has requested that CoBank consent to the transfer of all of the equity interests in Shentel Cable Company from the Borrower to Shenandoah Cable Television Company (the "Subsidiary Transfer"). In reliance on the representations, warranties and agreements provided and made by the Borrower to CoBank herein and in connection with the request for such consent, upon (a) Shenandoah Cable Television Company entering into a Pledge Agreement in favor of CoBank pledging all of the equity interests in Shentel Cable Company (the "Shenandoah Cable Pledge Agreement"), the Shenandoah Cable Pledge Agreement to be in form and substance satisfactory to CoBank in its sole discretion, and (b) the satisfaction of all other conditions precedent to the Effective Date of this Amendment Agreement, CoBank hereby (i) consents to the Subsidiary Transfer, (ii) agrees that such transfer shall not count against the $5,000,000 or $25,000,000 thresholds set forth in the proviso of Subsection 8(A)(4) and (iii) agrees to deliver to the Borrower for cancellation, upon the Borrower's request, such original stock certificates, as are in CoBank's possession, evidencing the Borrower's ownership of the equity interest in Shentel Cable Company.

Second Agreement Regarding Amendments to Loan Documents and Consent/
Shenandoah Telecommunications Company

SECTION 11. Neither this Amendment Agreement nor any prior amendment to the Loan Agreement or other Loan Documents shall constitute a novation of the Loan Agreement or the other Loan Documents.

SECTION 12. All references to the MLA, the Term Supplement, the Third Supplement and the Fourth Supplement or the Pledge Agreement (collectively, the "Amended Documents") in any of the Amended Documents, or in any other documents, instruments or agreements executed or delivered in connection therewith, shall be deemed a reference to such Amended Document as amended by this Amendment Agreement. Except as expressly provided in this Amendment Agreement, the execution and delivery of this Amendment Agreement does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Loan Agreement or the other Loan Documents, and, except as specifically provided in this Amendment Agreement, the Loan Agreement and the other Loan Documents shall remain in full force and effect.

SECTION 13. The Borrower hereby represents and warrants to CoBank as follows:

(a) Such entity has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Amendment Agreement in accordance with its terms. This Amendment Agreement has been duly executed and delivered by such entity and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

(b)The execution, delivery and performance of this Amendment Agreement in accordance with its terms do not and will not, by the passage of time, the giving of notice or otherwise,

(i)          require any governmental approval or violate any applicable Law relating to such entity;

(ii)         conflict with, result in a breach of or constitute a default under the organizational documents of such entity, any material provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties may be bound or any governmental approval relating to it; or

Second Agreement Regarding Amendments to Loan Documents and Consent/
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(iii)        result in or require the creation or imposition of any lien (except as permitted by the Loan Agreement and the other Loan Documents) upon or with respect to any property now owned or hereafter acquired by such entity.

(c)           that, after giving effect to the amendments and consent set forth in this Amendment Agreement, the representations and warranties of such entity set forth in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof as if made on the date hereof.

(d)           no Potential Default or Event of Default under the Loan Agreement and the other Loan Documents has occurred and is continuing as of this date.

SECTION 14. The Borrower, as the maker of the Loan Agreement and certain other Loan Documents, hereby confirms and agrees that (a) each such document, as amended hereby, as applicable, is and shall continue to be in full force and effect, and (b) the obligations secured by each such document include any and all obligations of the Borrower to CoBank under the Loan Agreement, as amended by this Amendment Agreement.

SECTION 15. This Amendment Agreement shall become effective as of the date of (the "Effective Date"), and shall bind all parties only upon, the satisfaction by the Borrower or the waiver by CoBank of the following conditions precedent.

(a) Amendment Agreement. Receipt by CoBank of this Amendment Agreement duly executed by the Borrower;

(b) Pledge Agreement. Receipt by CoBank of the Shenandoah Cable Pledge Agreement duly executed by Shenandoah Cable Telephone Company;

(c) Stock Certificates and Stock Powers. Receipt by CoBank of the stock certificates evidencing Shenandoah Cable Television Company's ownership of all of the equity interests in Shentel Cable Company, such stock certificates to be accompanied by duly executed stock powers executed in blank;

(d) Amendment Fee. Receipt by CoBank of an amendment fee in the amount of $15,000.00.

(e) Representations and Warranties. That the representations and warranties of the Borrower contained in the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof.

SECTION 16. This Amendment Agreement shall become effective as of the Effective Date. All obligations and rights of the Borrower and CoBank arising out of or relating to the period commencing on the Effective Date shall be governed by the terms and provisions of the Loan Agreement and the Pledge Agreement, each as amended by this Amendment Agreement; the obligations of and rights of the Borrower and CoBank arising out of or relating to the period prior to the Effective Date shall continue to be governed by the Loan Agreement and the Pledge Agreement, as applicable, without giving effect to the amendment provided for herein.

Second Agreement Regarding Amendments to Loan Documents and Consent/
Shenandoah Telecommunications Company

SECTION 17. The Borrower agrees to pay CoBank, on demand, all out-of-pocket costs and expenses incurred by CoBank, including, without limitation, the reasonable fees and expenses of counsel retained by CoBank, in connection with the negotiation, preparation, execution and delivery of this Amendment Agreement and all other instruments and documents contemplated hereby.

SECTION 18. This Amendment Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or electronic transmission by any of the parties hereto of an executed counterpart hereof shall be as effective as an original executed counterpart hereof and shall be enforceable against the parties hereto.

SECTION 19. Except to the extent governed by applicable federal law, this Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Virginia, without reference to choice of law doctrine.

[Signatures on following page.]

Second Agreement Regarding Amendments to Loan Documents and Consent/
Shenandoah Telecommunications Company

IN WITNESS WHEREOF, the Borrower has caused this Amendment Agreement to be executed and delivered, and CoBank has caused this Amendment Agreement to be executed and delivered, each by its respective duly authorized officer as of the date first shown above.

SHENANDOAH
TELECOMMUNICATIONS COMPANY

By	/s/ Christopher E. French
Christopher E. French
President

[Signatures continued on next page.]

Second Agreement Regarding Amendments to Loan Documents and Consent/
Shenandoah Telecommunications Company

[Signatures continued from previous page.]

COBANK, ACB

By:	/s/ Gloria S. Hancock
Gloria S. Hancock
Vice President

Second Agreement Regarding Amendments to Loan Documents and Consent/
Shenandoah Telecommunications Company

Exhibit A

SCHEDULE 6(N)

SUBSIDIARIES

Issuer	Holder	Number of Shares Owned by the Pledgor	Percentage of Total Outstanding Shares Owned by the Pledgor
Shenandoah Telephone Company	Borrower	5,000	100%
Shenandoah Cable Television Company	Borrower	3,610	100%
ShenTel Service Company	Borrower	4,800	100%
Shenandoah Personal Communications Company	Borrower	18	100%
Shenandoah Wireless Company (f/k/a Shenandoah Valley Leasing Company)	Borrower	1,500	100%
Shenandoah Mobile Company	Borrower	5,000	100%
Shenandoah Long Distance Company	Borrower	50	100%
ShenTel Communications Company	Borrower	1	100%
Shenandoah Network Company	Borrower	712	100%
Shentel Converged Services of West Virginia, Inc.	Borrower	1	100%
Shentel Converged Services, Inc.	Borrower	1	100%
Shentel Management Company	Borrower	1	100%
Shentel Cable Company	Shenandoah Cable Television Company	1	100%

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Exhibit B

SCHEDULE 1
to
PLEDGE AGREEMENT

Entity	Number of Shares Owned by the Pledgor	Certificate Number(s)	Percentage of Total Outstanding Shares Owned by the Pledgor
Shenandoah Telephone Company	5,000	9293	100%
Shenandoah Cable Television Company	3,610	6-17	100%
ShenTel Service Company	4,800	3-13	100%
Shenandoah Personal Communications Company	18	1-11	100%
Shenandoah Wireless Company (f/k/a Shenandoah Valley Leasing Company)	1,500	3	100%
Shenandoah Mobile Company	5,000	4-8, 4-A	100%
Shenandoah Long Distance Company	50	1	100%
ShenTel Communications Company	1	1	100%
Shenandoah Network Company	712	1-8	100%
Shentel Converged Services of West Virginia, Inc.	1	1	100%
Shentel Converged Services, Inc.	1	1	100%
Shentel Management Company	1	1	100%